UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Ariel Sharon Street, P.O. Box 6037607, Or Yehuda, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

GlucoTrack, Inc. a medical device and digital health platform company focused on diabetes and prediabetes, announced the closing of a firm commitment underwritten public offering of shares of its common stock with gross proceeds to the Company expected to be approximately $10.0 million, before deducting underwriting discounts and other estimated expenses payable by the Company. The offering consisted of 7,352,942 shares of common stock and pre-funded warrants to purchase shares of common stock at a price to the public of $1.36 per share (less $0.001 in exercise price per pre-funded warrant).

The Company entered into an underwriting agreement with Aegis Capital Corp. on April 13, 2023.

The Company intends to use the net proceeds from this offering primarily for working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations or investments, sales and marketing activities, general and administrative matters and capital expenditures.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

The offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333- 259664) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on September 27, 2021. A final prospectus supplement and accompanying prospectus (collectively, the “Prospectus”) describing the terms of the proposed offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the Prospectus may be obtained by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

ITEM 9.01 Exhibit

5.1	Opinion of Jolie Kahn
23.1	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1)
99.1	Form of Underwriting Agreement
99.2	Form of Prefunded Warrant
99.3	Press Release dated April 17, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2023

GLUCOTRACK, INC.

	By:	/s/ Jolie Kahn
	Name:	Jolie Kahn
	Title:	Chief Financial Officer